COMMON STOCK AND WARRANT
PURCHASE AGREEMENT

for the purchase of up to
3,191,490 Shares of Common Stock
and Warrants to Purchase 1,595,745 Shares of Common Stock
of

METALLINE MINING COMPANY

February 16, 2007

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS1

1.1	Certain Definitions	2
1.2	Accounting Principles	5
1.3	Other Definitional Provisions; Construction	5

ARTICLE 2 ISSUE AND SALE OF COMMON STOCK AND WARRANTS	6

2.1	Authorization and Issuance of the Common Stock and Warrants	6
2.2	Sale and Purchase	6
2.3	The Closing	6

ARTICLE 3 CONDITIONS	7

3.1	Conditions to Purchase of Securities	7

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY	7

4.1	Representations and Warranties of the Company	7
4.2	Absolute Reliance on the Representations and Warranties	12

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER	12

5.1	Purchase Entirely for Its Own Account	12
5.2	Disclosure of Information	13
5.3	Investment Experience	13
5.4	Restricted Securities	14
5.5	Legends	14
5.6	Survival of Purchaser Representations	14

ARTICLE 6 COVENANTS	14

6.1	Affirmative Covenants by Company	14

ARTICLE 7 MISCELLANEOUS	14

7.1	Successors and Assigns	15
7.2	Modifications and Amendments	15
7.3	No Implied Waivers; Cumulative Remedies; Writing Required	15
7.4	Fees and Expenses	16
7.5	Notices	16
7.6	Survival	16
7.7	Governing Law	16
7.8	Severability	17
7.9	Headingss	17
7.10	Counterparts	17
7.11	Ingegration	17
7.12	IngegrationIndependent Nature of Purchaser Obligations and Rights	17

ii

COMMON STOCK AND WARRANT
PURCHASE AGREEMENT
For the Purchase of up to 3,191,490 Shares of Common Stock and Warrants to Purchase
1,595,745 Shares of Common Stock

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of February __, 2007, is by and between Metalline Mining Company, a Nevada corporation (the “Company”), and the persons or entities set forth on the signature page hereto (each individually a “Purchaser” and collectively the “Purchasers”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

The parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

“Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither the Purchaser nor any of their respective Affiliates shall be deemed to be Affiliates of the Company by virtue of the transactions contemplated in this Agreement.

“Agreement” shall mean this Common Stock and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business” shall mean the principal business of the Company as set forth in Section 4.1(b) hereof and as such shall continue to be conducted following the purchase and sale of the Securities.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Denver, Colorado are authorized or required by law to close.

“By-laws” shall mean the by-laws or analogous instrument governing the operations of the Company, including all amendments and supplements thereto.

“Charter Documents” shall mean the articles of incorporation filed with the appropriate Governmental Authorities of the Company, including all amendments and supplements thereto.

“Closing” shall mean the closing of the purchase and sale of the Common Stock and the Warrants pursuant to this Agreement.

“Closing Date” shall mean the date and time for delivery and payment of the Common Stock and Warrants as finally determined pursuant to Section 2.3 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, $.01 par value, of the Company.

“Company” shall have the meaning assigned to such term in the introductory paragraph hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

“Final Closing Date” shall mean the last date and time for delivery and payment of the Common Stock and Warrants as finally determined pursuant to Section 2.3 hereof.

“Fiscal Year” or “fiscal year” shall mean each 12-month period ending on October 31 of each year.

“Governmental Authorities” shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

“Investment Amount” shall mean the amount paid or agreed to be paid for the Common Stock and Warrants, as indicated below each Purchaser’s signature.

“IRS” shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

“Laws” shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

“Lien” shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether such interest is based on common law, statute or contract.

“Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Company, individually and/or taken as a whole.

“Options” shall mean options issued pursuant to either the Company’s 2000 Equity Incentive Plan or the 2006 Stock Option Plan, and any other options outstanding as of the Closing Date.

“Person” shall mean any individual, partnership, limited partnership, corporation, limited liability Company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

“Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), established or maintained by the Company or any member of the Controlled Group.

“Properties and Facilities” shall have the meaning assigned to such term in Section 4.1(q) hereof.

“Property” shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Proprietary Rights” shall mean all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how, trade secrets and good will related to any of the foregoing, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

“Purchase Documents” shall mean this Agreement, the Warrants and all other agreements, instruments and documents delivered in connection herewith or therewith as any or all of the foregoing may be supplemented or amended from time to time.

“Purchaser” shall have the meaning assigned to such term in the introductory paragraph hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Subsidiary” of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

"Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” shall have the meaning assigned to such term in Section 4.1(f) hereof.

“Transactions” shall mean the purchase of the Common Stock and the Warrants as contemplated by this Agreement, the Warrants, certificates for the Common Stock and all other agreements contemplated hereby and thereby.

“Underlying Common Stock” shall mean the Common Stock issued or issuable upon exercise of the Warrants and by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Warrants” shall have the meaning assigned to such term in Section 2.1 hereof.

1.2 Accounting Principles The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”).

1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. References in this Agreement to any Persons shall include such Persons’ successors and permitted assigns.

ARTICLE 2

ISSUE AND SALE OF COMMON STOCK AND WARRANTS

2.1 Authorization and Issuance of the Common Stock and Warrants. The Company has duly authorized an offering of its securities (the “Offering”) of up to 3,191,490 shares of Common Stock and Warrants to purchase up to 1,595,745 shares of Common Stock (the “Warrants”), to be substantially in the form of the Warrant attached hereto as Exhibit A. The Warrants are exercisable immediately and until the four year anniversary of the Closing Date, with an exercise price equal to the closing sales price of the Common Stock on the Closing Date. This Agreement is entered into for the purpose of the Purchasers subscribing in the Offering through the Closing Date in an aggregate amount up to $7,500,000. The Investment Amount for each Purchaser is indicated on such Purchaser’s signature page to this Agreement. The Company reserves the right to reject any subscription for any reason, in its discretion. Officers and directors of the Company may participate in the Offering, on the same terms as other subscribers

2.2 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Company shall sell to the Purchasers units consisting of two shares of its Common Stock and one Warrant at a unit price of $4.70 unit.

2.3 The Closing. Delivery of and payment for the Shares of Common Stock and Warrants (the “Closing”) shall be made at the offices of Burns, Figa & Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 commencing at 10:00 a.m., local time, on February 23, 2007, or at such place or on such other date as may be mutually agreeable to the Company and the Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the “Closing Date.” Delivery of the Common Stock and Warrants shall be made to the Purchasers against payment of the Investment Amount therefor, by check or by wire transfer to the following account, and after this Agreement has been accepted by the Company:

Burns Figa & Will, PC Colorado Lawyers Trust Account

Colorado Business Bank
821 17th Street
Denver, Colorado 80202
ABA Routing Number: 102003206
Account Name: Burns, Figa & Will, P.C. COLTAF Trust Account
Account Number: 3163601

The Common Stock and the Warrants shall be issued in name of the Purchaser. In the event funds are wired but the subscription is rejected by the Company (which it may do in its sole discretion), then the funds for the rejected subscription will be returned to the subscriber, without interest or deduction.

ARTICLE 3

CONDITIONS

3.1 Conditions to Purchase of Securities. The obligation of the Purchaser to purchase and pay for the Common Stock and Warrants is subject to the satisfaction, prior to or at the Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties contained in Article 4 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

(b) Material Adverse Change. There will have been no material adverse change in the business of the Company since the filing of its most recent SEC Report on Form 10-KSB.

(c) Closing Documents. The Company shall have delivered or will cause to be delivered to each Purchaser all of the following documents in form and substance satisfactory to the Purchaser:

(i) one or more certificates representing the aggregate number of shares of the Common Stock purchased by each Purchaser, such certificates to bear a restrictive legend in compliance with the Securities Act;

(ii) one or more Warrants to purchase the aggregate number of shares purchased by each Purchaser, duly completed and executed by the Company;

(iii)such other documents relating to the Transactions contemplated by this Agreement the Purchaser may reasonably request.

(d) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to the Purchaser.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1 Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Common Stock and the Warrants the Company hereby represents and warrants to the Purchaser as follows:

(a) Organization and Power. The Company is duly organized, validly existing and in good standing under the laws of its state of organization. The Company has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. The Company has its principal executive office in Coeur d’Alene, Idaho. The copies of the Charter Documents and By-Laws of the Company that have been filed with the SEC reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

(b) Principal Business. The Company is an exploration stage enterprise engaged in the business of mining. The Company currently owns (through its subsidiary) twelve concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Business”).

(c) SEC Reports; Financial Statements. Except as described in Schedule 4.1(c), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof reports filed on Form 10-KSB, Form 10-QSB, and Form 8-K, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials"). As of the respective dates of each of the SEC Reports, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(d) Capitalization and Related Matters. As of the Closing Date and immediately thereafter, the authorized capital stock of the Company and the shares of stock that are issued, outstanding and reserved for issuance upon exercise of warrants and Options and exercise of the Warrants issued hereunder (after giving effect to anti-dilution adjustments) are as set forth on Schedule 4.1(d) attached hereto. As of the Closing Date, the Company will not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock except as set forth in the Capitalization Schedule, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except as set forth in the Capitalization Schedule. As of the Closing Date, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein and the Charter Documents, respectively, as in effect on the date hereof. As of the Closing, all of the outstanding shares of the Company’s capital stock will be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders’ preemptive rights or notices with respect to the issuance of the Common Stock and Warrants hereunder. Subject to and based on the accuracy of all representations made by all Purchasers in this Offering, the offer, sale and issuance of the Common Stock and Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws.

(e) Subsidiaries. Except as set forth on Schedule 4.1(e), the Company does not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person.

(f) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements, instruments, certificates and documents contemplated hereby and thereby to which the Company is a party (collectively, the “Transaction Documents”), and the consummation of the Transactions have been duly authorized by the Company. The execution and delivery by the Company of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon any of the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority or Person pursuant to, the Charter Documents of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or to which it or its assets are subject.

(g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Company.

(h) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

(i) No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as described on Schedule 4.1.(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

(j) Litigation. Except as described in the SEC Reports, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Company’s management after due inquiry, threatened against or filed by or affecting the Company or any of its directors or officers or the businesses, assets or rights of the Company.

(k) Compliance with Laws. The Company is not in violation of any applicable Law in any material respect. The Company is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. The Company is not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting the Company by any Governmental Authority. There is no remedial or other corrective action that the Company is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect.

(l) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(m) Certain Fees. Except for any payments that may be due to Persons set forth on Schedule 4.1(m), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(n) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Charter Documents, or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Common Stock, the Warrants and the Underlying Common Stock and the Purchaser's ownership of the Common Stock, the Warrants, and the Underlying Common Stock.

(o) Taxes. Except as set forth on Schedule 4.1(o), the Company has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

(p) Labor and Employment. The Company is and each of its Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Company or any such Plan. The Company is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

(q) Properties; Security Interests. Except as set forth in the SEC Reports, the Company has good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Company in the Business (collectively, the “Properties and Facilities”). All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are, except as set forth in the SEC Reports, free of all Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business.

(r) Intellectual Property. The Company has good title and ownership of, or has sufficient rights to, all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes and patents, including without limitation the Proprietary Rights (collectively, the “Intellectual Property”) used in or necessary for its business as now conducted or as proposed to be conducted. The Intellectual Property Schedule attached hereto contains a complete and accurate list of all outstanding options, licenses, or agreements of any kind relating to the Intellectual Property owned by the Company (“Out-Licenses”), and any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity that the Company is bound by or a party to, excluding standard, off-the-shelf commercial software licensing agreements (“In-Licenses”). None of the Intellectual Property used in or necessary for the Company’s business as now conducted conflicts with or infringes, nor has the Company received any written or oral communications alleging that the Company has violated or, by conducting its business, would violate, any Intellectual Property of any other person or entity. The transactions contemplated under this Agreement will not alter, impair or otherwise affect any rights of the Company in the Intellectual Property. The Company has taken commercially reasonable measures to protect the proprietary nature of the Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Intellectual Property, other than review of pending patent applications, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person.

The Company is not aware that any of its employees or independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or independent contractor’s best efforts to promote the interest of the Company or that would conflict with the Company’s business as now conducted or as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees and independent contractors of the Company, nor the conduct of the Company’s business as now conducted, or as currently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or independent contractor is now obligated. It is not and will not be necessary to use any inventions of any of the Company’s employees (or persons the Company currently intends to hire) made prior to their employment by the Company. All of the Company’s significant employees have executed Confidential Information and Invention Assignment Agreements with the Company. To the knowledge of the Company, no key employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such key employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and the continued employment of the key employees does not subject the Company or any Purchaser to any liability to third parties.

To the knowledge of the Company, no key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company

4.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement regardless of any investigation made by the Purchaser or on the Purchaser’s behalf.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1 Purchase Entirely for Its Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company that the Common Stock and the Warrants will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with any agreement for the resale or distribution of any part thereof Subject to the immediate preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold any of the securities for any period of time.

5.2 Disclosure of Information. The Purchaser has had the opportunity to ask questions of, and receive answers from officers and directors of the Company, to review the SEC Reports, and to obtain additional information regarding the Company and this Offering. The Purchaser has been given access to information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining such information regarding the Company as the Purchaser has reasonably requested. Such information includes the terms and conditions of the offering of the Common Stock and Warrants to the Purchaser, and the plan of operations of the Company’s business and financial condition of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Purchase Documents.

5.3 Accredited and Sophisticated Investor; Investment Experience. Purchaser represents that it is a sophisticated investor and an “accredited investor” as defined in Rule 501 under the Securities Act, for the reason(s) indicated below:

______
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Employee Retirement Income Security Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are otherwise accredited investors.

_____
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares.
A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

______	A private business development company as defined in Section 202(a)(22) of the Invest-ment Advisors Act of 1940.	_____	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
______
An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or a partnership (in each case not formed for the specific purpose of acquiring the Shares) with total assets in excess of $5,000,000.

_____
An insurance company as defined in Section 2(13) of the Act.
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

______
A natural person whose net worth, individually or jointly with spouse, exceeds $1,000,000 at this time (including the value of that person's principal residence valued at either (x) cost, including cost of improvements, net of current encumbrances on the property, or (y) the appraised value of the property as determined by a written appraisal used by an institution lender making a loan to that person secured by the property, including subsequent improvements, net of current encumbrances on the property).

_____
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

The Purchaser represents that it is an investor in restricted securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock and Warrants and can bear the economic risk of loss of the entire investment in the securities being purchased. The Purchaser represents that it is not purchasing the Common Stock and Warrants as a result of any advertisement, article, notice or other communication or any other general solicitation.

5.4 Restricted Securities. The Purchaser acknowledges Common Stock, the Warrants and the Underlying Common Stock have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

5.5 Legends. The Company may place an appropriate legend on the Common Stock and the Warrants owned by the Purchaser or the Underlying Common Stock concerning the restrictions set forth in this Article 5. Upon the assignment or transfer by the Purchaser or any of its successors or assignees of all or any part of the Common Stock or Warrants, the term “Purchaser” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Common Stock or Warrants, or portion thereof.

5.6 Survival of Purchaser Representations. All representations and warranties contained in this Agreement by Purchaser and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Company or on the Company’s behalf.

ARTICLE 6

COVENANTS

6.1 Affirmative Covenants by Company. The Company covenants that, so long as the Purchaser owns any Common Stock or Underlying Common Stock or Warrants the Company shall:

(a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Furnishing of Information. Timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, and if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Common Stock and Underlying Common Stock under Rule 144. The Company further covenants that it will take such further action as any holder of Common Stock, Warrants and or the Underlying Common Stock may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Underlying Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(c) Common Stock Reserve. Maintain in reserve, at all times that the Warrants are unexercised, authorized, but unissued and unreserved, shares of Common Stock for issuance upon exercise of the Warrants.

(d) Further Assurances. With reasonable promptness, execute and deliver to the Purchaser, from time to time, upon the reasonable request of the Purchaser, such supplemental agreements, statements, assignments and transfers, or instructions on documents as the Purchaser may request in order that the full intent of this Agreement and the other Purchase Documents may be carried into effect.

ARTICLE 7

MISCELLANEOUS

7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder.

7.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Company and the Purchaser.

7.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that the Purchaser or any holder of Warrants or Underlying Common Stock would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, and shall be effective only to the extent in such writing specifically set forth.

7.4 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Purchase Documents.

7.5 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

to the Company:

Metalline Mining Company
1330 East Margaret Avenue
Coeur d’Alene, ID 83815
Fax: (208) 665-0041
Phone: (208) 665-2002

with a copy to:

Burns Figa & Will, P.C.
6400 South Fiddlers Green Circle, Suite 1000
Greenwood Village, Colorado 80111
Attn: Theresa M. Mehringer, Esq.
Fax: (303) 792-2777
Phone: (303) 796-2626

and

To the Purchasers and their respective counsel at the addresses set forth below their signatures;

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy or email, when received.

7.6 Survival. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the Closing and the purchase and delivery of the Common Stock and Warrants.

7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to conflict of laws principles.

7.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

7.9 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.10 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.11 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

7.12 Independent Nature of Purchaser Obligations and Rights. Each Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision and that in connection with its investigation and its investment decision (i) such Purchaser has not relied on any representation by or on behalf of the Company not set forth in the SEC Reports or in this Agreement, and (ii) such Purchaser has not relied on the fact that any other Person has decided to invest in the Offering.

SIGNATURE PAGE TO

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

METALLINE MINING COMPANY
a Nevada corporation

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

PURCHASER:

__________________________________________

By: _______________________________________
Name: _____________________________________
Title:	____________________________________

Investment Amount: $
Shares of Common Stock:
Warrants to Purchase Shares of Common Stock:

Address for Notices to:

Name:_____________________________________

Email address:______________________________

Street Address: _____________________________

_________________________________________

_________________________________________

Telephone:_________________________________

With a copy to: _____________________________

_________________________________________

_________________________________________

EXHIBITS

EXHIBIT A Form of Warrant

SCHEDULES

Schedule 4.1(c)
•	None

Schedule 4.1(d)
•	The Company’s authorized capital stock is 160,000,000 shares of Common Stock, $0.01 par value, of which the following are issued, outstanding and reserved for issuance:
o	34,471,912 shares of Common Stock are outstanding as of February 13, 2007.
o	2,408,000 shares of Common Stock are reserved upon exercise of stock options to be granted under the Company’s 2000 Equity Incentive Plan or the 2006 Stock Option Plan.
o	12,153,347 shares of Common Stock are reserved upon exercise of warrants and stock options
o	48,000 shares of Common Stock that have accrued as compensation for services but are not issued.
o	Any other securities identified as issued, outstanding or reserved for issuance in the SEC Reports.

Schedule 4.1(e)
•	See Exhibit 21.1 to the Company’s Form 10-KSB for the fiscal year ended October 31, 2006, filed on January 31, 2007

Schedule 4.1(i)
•	Possible redemption of 210,000 shares of Common Stock held by Mexican employees
•	Possible adoption of shareholders’ rights plan resulting in dividend on all Common Stock shares.

Schedule 4.1(m)
•	Other finders that may be identified by the Company.

Schedule 4.1(o)
•	None

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Issue Date: March 6, 2007

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

METALLINE MINING COMPANY

THIS CERTIFIES that, for value received, ___________ is entitled to purchase from METALLINE MINING COMPANY, a Nevada corporation (the “Corporation”), subject to the terms and conditions hereof, _________ shares (the “Warrant Shares”) of common stock, $0.01 per share par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire at 5:00pm MST on March 6, 2011 (the “Termination Date”).

Exercise of Warrants. (a) The Holder may, at any time on or after March 6, 2007 and prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $2.42 per share, subject to adjustment as provided herein (the “Warrant Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(b) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Redemption. The Corporation shall have the right, upon 30 days’ written notice to the Holder (“Redemption Notice”), to redeem all or any portion of this Warrant at a price equal to $.01 per Warrant Share, provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, and are freely tradable without restriction or legend for at least the 30-day period preceding such notice and (ii) the Closing Bid Price (as hereinafter defined) for the Common Stock has been at least $5.00 on each day during the 10-trading day period immediately preceding the date of the Redemption Notice (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like) and the average daily per share volume of the Common Stock traded on the American Stock Exchange or the principal exchange where the Common Stock is traded is in excess of 100,000 shares for the 10-trading day period immediately preceding the date of the Redemption Notice from the Corporation to the Holder. As used herein, “Closing Bid Price”, shall mean the closing bid price of the Common Stock as reported by Bloomberg Financial L.P. on the date in question (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) (and, if no closing bid price is reported, the closing price as so reported, and if neither the closing bid price nor the closing price is so reported, the last reported price of the Common Stock as determined by an independent evaluator mutually agreed to by the Holder and the Corporation).

8. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers this 6th day of March, 2007.

METALLINE MINING COMPANY

By:   ______________________________
Merlin Bingham, President

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To:	Metalline Mining Company
1330 E. Margaret Avenue
Coeur d”Alene, ID 83815
Attention: President

Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase _________ shares of the Common Stock of Metalline Mining Company covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $______ in lawful money of the United States.

(a) The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

_________________________________________

_________________________________________
(please print or type name and address)

_________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

_________________________________________

_________________________________________
(please print or type name and address)

_________________________________________
(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

___________________________________
Signature of Holder

SIGNATURE GUARANTEE:

___________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________ whose address is

______________________________________________________________________________

______________________________________________________________________________

Dated: _____________________, _______

Holder's Signature: _________________________________________

Holder's Address: __________________________________________

                                                                                 __________________________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust Corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.